As filed with the Securities and Exchange Commission on June 2, 2005

Registration No.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	3949	11-1731581
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CYBEX INTERNATIONAL, INC.

2005 OMNIBUS INCENTIVE PLAN

(Full title of plan)

10 TROTTER DRIVE

MEDWAY, MA 02053

(508) 533-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ARTHUR W. HICKS, JR.

10 TROTTER DRIVE

MEDWAY, MA 02053

(508) 533-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

JAMES H. CARLL, ESQUIRE

ARCHER & GREINER, P.C.

ONE CENTENNIAL SQUARE

HADDONFIELD, NJ 08033

(856) 795-2121

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount being registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.10 par value	1,000,000	$3.055	$3,055,000	$359.57

(1)	Pursuant to Rule 416, this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the 2005 Omnibus Incentive Plan.
(2)	Represents the maximum aggregate number of shares of Common Stock that can be issued pursuant to the 2005 Omnibus Incentive Plan.
(3)	Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the American Stock Exchange on May 31, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PROGRAM ANNUAL INFORMATION.*

*Information required by Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Cybex International, Inc. 2005 Omnibus Incentive Plan and its administrators are available without charge by contacting:

Arthur W. Hicks, Jr.

10 Trotter Drive

Medway, MA 02053

(508) 533-4300

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Cybex International, Inc. (the “Company”) with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2004.

•	Quarterly Report on Form 10-Q for the period ended March 26, 2005.

•	The description of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), contained in the Company’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on May 12, 1981, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Sections 721, 722, 723, 724, 725 and 726 of the Business Corporation Law of the State of New York (the “BCL”) empower a corporation to indemnify its directors, officers or controlling persons against liability subject to specific limitations. Generally, under Section 722 of the BCL, a corporation may indemnify any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no such indemnification shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under Section 724 of the BCL, indemnification may also be awarded by a court in certain circumstances.

Article THIRTEENTH of the Company’s Certificate of Incorporation provides that “a director shall not be personally liable to the Company or its shareholders for damages for any breach of duty as a director, except for any such liability arising by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to the director that establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Neither the amendment nor repeal of this Article nor the adoption of any inconsistent provision of the certificate of incorporation shall eliminate or reduce the effect of this Article with respect to any matter occurring, or any cause of action, suit or claim that but for this Article would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall neither eliminate nor limit the liability of a director for any act or omission occurring prior to the adoption of this Article.”

In addition, Article SIXTH of the Certificate of Incorporation provides that no provision thereof is intended to be construed as limiting, prohibiting, denying or abrogating any powers or rights conferred under the BCL, including, in particular, the power of the Company to furnish indemnification to directors and officers in the capacities defined and prescribed by the BCL and the defined and prescribed rights of such persons to indemnification conferred by the BCL.

The Company carries a directors’ and officers’ liability insurance policy which provides coverage against, among other things, damages, judgments, settlements and costs incurred because of actual or alleged errors, misstatements, misleading statements, acts, omissions, neglect or breach of duty by its directors and officers in the discharge of their duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8. EXHIBITS.

The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

4(a) Restated Certificate of Incorporation of the Company, dated May 20, 1988 (incorporated by reference to Exhibit 3(a)(1) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(b) Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 30, 1988 (incorporated by reference to Exhibit 3(a)(2) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(c) Certificate of Amendment of the Certificate of Incorporation of the Company, dated August 7, 1996 (incorporated by reference to Exhibit 3(a)(3) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(d) Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 27, 1997 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4(e) Certificate of Amendment to the Certificate of Incorporation of the Company, dated July 8, 2003 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 28, 2003).

4(f) Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 4, 2005 (filed herewith).

4(g) By-Laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1987).

10 Cybex International, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement, dated April 6, 2005).

5 Opinion of Archer & Greiner, P.C.

23(a) Consent of KPMG LLP.

23(b) Consent of Archer & Greiner, P.C. (included in Exhibit 5).

24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

Item 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medway, and the Commonwealth of Massachusetts on this 2nd day of June, 2005.

CYBEX INTERNATIONAL, INC.

By:	/s/ John Aglialoro
John Aglialoro,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature to this Registration Statement appears below hereby appoints Arthur W. Hicks, Jr. and James H. Carll, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and such attorney-in-fact may make such changes and additions to this Registration Statement as he may deem necessary or appropriate.

Signature	Title	Date
/s/ JOHN AGLIALORO John Aglialoro	Chairman and Chief Executive Officer (principal executive officer)	June 2, 2005

/s/ ARTHUR W. HICKS, JR. Arthur W. Hicks, Jr.	Director and Chief Financial Officer (principal financial and accounting officer)	June 2, 2005

/s/ JAMES H. CARLL James H. Carll	Director	June 2, 2005

/s/ JOAN CARTER Joan Carter	Director	June 2, 2005

/s/ DAVID FERRARI David Ferrari	Director	June 2, 2005

/s/ JERRY LEE Jerry Lee	Director	June 2, 2005

/s/ MILTON LEONTIADES Milton Leontiades	Director	June 2, 2005

/s/ HARVEY MORGAN Harvey Morgan	Director	June 2, 2005

EXHIBIT INDEX

The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

4(a) Restated Certificate of Incorporation of the Company, dated May 20, 1988 (incorporated by reference to Exhibit 3(a)(1) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(b) Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 30, 1988 (incorporated by reference to Exhibit 3(a)(2) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(c) Certificate of Amendment of the Certificate of Incorporation of the Company, dated August 7, 1996 (incorporated by reference to Exhibit 3(a)(3) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(d) Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 27, 1997 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4(e) Certificate of Amendment to the Certificate of Incorporation of the Company, dated July 8, 2003 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 28, 2003).

4(f) Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 4, 2005 (filed herewith).

4(g) By-Laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1987).

10 Cybex International, Inc. 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement, dated April 6, 2005).

5 Opinion of Archer & Greiner, P.C.

23(a) Consent of KPMG LLP.

23(b) Consent of Archer & Greiner, P.C. (included in Exhibit 5).

24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).